UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2015

Talmer Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan	001-36308	61-1511150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan	48084
(Address of principal executive offices)	(Zip Code)

(248) 498-2802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 25, 2015, Talmer Bancorp, Inc. entered into an underwriting agreement (the “Underwriting Agreement”) by and among Keefe Bruyette & Woods, Inc. (“KBW”), WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. (together, the “selling shareholders”) relating to an underwritten secondary public offering of 9,664,579 shares of our Class A common stock, par value $1.00 per share, sold by the selling shareholders.  The closing of the offering occurred on August 31, 2015.  All of the shares in the offering were sold by the selling shareholders, and we did not receive any proceeds from the offering.  We purchased 5,077,000 shares in the offering at a price of $14.77 per share, for an aggregate purchase price of $74,987,290.

The offering was made pursuant to (a) our registration statement on Form S-3ASR (File No. 333-206562), which was filed with the SEC on August 25, 2015 and became effective upon filing, and (b) our related prospectus supplement dated August 25, 2015.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions.  Under the Underwriting Agreement, we and the selling shareholders agreed to indemnify KBW against certain liabilities that KBW could incur in connection with the offering.

We periodically engage KBW for investment banking and financial advisory services.  In addition, KBW served as representative of the underwriters for our initial public offering in February 2014 and also served as our financial advisor in connection with our acquisition of Talmer West Bank, which closed in January 2014.

The shares sold by the selling shareholders in the offering were purchased in 2010 and 2012 in private placement transactions exempt from the registration requirements of the Securities Act of 1933, as amended.  We registered the shares in the offering as required by a registration rights agreement entered into with the selling shareholders in connection with our 2010 private placement, as amended in connection with our 2012 private placement.  Under the stock subscription agreement between the selling shareholders and us dated March 29, 2010, as amended, the selling shareholders designated Denny Kim to serve on our board of directors and on the board of directors of Talmer Bank and Trust.  In addition, in February 2015, we repurchased certain warrants from the selling shareholders.  For more information about that repurchase and our relationship with the selling shareholders, see the section entitled “Certain Relationships and Related Party Transactions” included in our Proxy Statement on Schedule 14A filed with the SEC on April 27, 2015, which is incorporated by reference herein.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the closing of the offering described above, the selling shareholders fully divested their ownership in our common stock.  As a result, effective August 31, 2015, Mr. Kim resigned from our board of directors and the board of directors of Talmer Bank and Trust.  As a result of Mr. Kim’s resignation, the size of our board of directors was reduced from 14 members to 13 members.

Item 7.01.  Regulation FD Disclosure.

On August 31, 2015, we issued a press release announcing the closing of the offering and share repurchase.  A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated August 25, 2015 by and among Talmer Bancorp, Inc., Keefe Bruyette & Woods, WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P.

99.1	Press Release dated August 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: August 31, 2015	By:	/s/ David T. Provost
David T. Provost
Chief Executive Officer